Exhibit 14(a)(1)

[KESSELMAN & KESSELMAN LETTERHEAD]

CONSENT OF INDEPENDENT REGISTRATED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-34233, Registration No. 33-46861, Registration No. 33-87614, Registration No. 33-97622, Registration No. 33-97624 and Registration No. 33-39364) of Scitex Corporation Ltd. of our report dated May 2, 2005, except for Note 16d as to which the date is June 28, 2005, relating to the financial statements of Scitex Corporation Ltd. and our report dated May 2, 2005, relating to the financial statement schedules, which appear in this Form 20-F.

Tel-Aviv, Israel June 28, 2005	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member of PricewaterhouseCoopers International Limited